UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On and effective as of April 2, 2007, the Board of Directors of TODCO (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”) to add Section 5 to Article I of the Bylaws. Section 5 provides that if at any time ownership of Company stock by non-U.S. citizens reaches a percentage that would cause the Company to no longer be a U.S. citizen qualified to engaged in coastwise trade under maritime laws, the Company will have the power to cause any stock transfer to be ineffective that would cause the non-U.S. citizen ownership of Company common stock to exceed twenty-five percent. The amended and restated bylaws allow the Company to institute a dual stock certificate program whereby stock certificates owned by U.S. citizens and non-U.S. citizens will be marked “U.S. Citizen” and “Non-U.S. Citizen,” respectively. This program allows the Company to confirm the percentage of Company stock owned by non-U.S. citizens and may require stockholders to further confirm their citizenship from time to time. The Company is in the process of designing and implementing procedures that will allow it to confirm the amount of Company common stock owned by non-U.S. citizens.

Additional Information and Where to Find It

As previously announced the Company and Hercules Offshore, Inc. (“Hercules”) have entered into a merger agreement. In connection with the proposed merger, Hercules will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Hercules and the Company and will also constitute a prospectus of Hercules. Hercules and the Company will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, THE COMPANY AND THE MERGER.

Investors and security holders of Hercules and the Company may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents containing information about Hercules and the Company, free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective companies as follows: Information regarding the Company can be obtained, without charge, by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com; and the information regarding Hercules can also be obtained, without charge, by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com.

Participants in the Solicitation

Hercules, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and the Company in connection with the merger. Information about the directors and executive officers of Hercules and their ownership of Hercules’ common stock is set forth in the proxy statement for the Hercules’ 2006 annual meeting of stockholders filed with the SEC on March 24, 2006. Information about the directors and executive officers of the Company and their ownership of the Company common stock is set forth in the proxy statement for the Company’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006. Investors may obtain free copies of these documents from Hercules and the Company using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger when it becomes available.